Exhibit 99.1

Press Release

Universal Display Contact:
Darice Liu
investor@oled.com
media@oled.com
609-671-0980 x570

UNIVERSAL DISPLAY CORPORATION ANNOUNCES FOURTH QUARTER AND FULL YEAR 2016 FINANCIAL RESULTS

Board Announces Quarterly Dividend of $0.03 per Common Share

EWING, N.J. – February 23, 2017 - Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, today reported financial results for the fourth quarter and year ended December 31, 2016.

For the full year 2016, the Company reported revenue of $198.9 million, up from $191.0 million for 2015, primarily driven by higher royalty and license fees and contract research services revenue from our recently completed acquisition, partially offset by lower revenue from commercial material sales. The Company posted operating income of $68.4 million for the year and net income of $48.1 million. These results compare to operating income of $32.3 million and net income of $14.7 million for 2015. The 2015 net income figure includes a $33.0 million write-down of inventory in the second quarter, primarily of an existing host material and associated work-in-process, resulting from a customer’s faster-than-expected reduction in demand for this material. Excluding this item and its associated $2.8 million reduction in income tax expense, non-GAAP net income for 2015 was $44.8 million or $0.94 per diluted share (see “reconciliation of non-GAAP measures” for further discussion of the non-GAAP measures).

“We are pleased to report that 2016 finished on a strong note,” said Sidney D. Rosenblatt, Executive Vice President and Chief Financial Officer of Universal Display. “In the fourth quarter, total emitter sales increased 25% sequentially, the adoption of next-generation emitters commenced, and with the robust activity for new UniversalPHOLED materials in the pipeline, we embarked on our next expansion phase with PPG Industries to double our phosphorescent emitter production capacity.”

Rosenblatt continued, “Looking forward, we see extremely positive momentum in our business and believe that we are well positioned to capture the tremendous opportunities in front of us. With our bustling customer pipeline, we have broadened and further increased the depth of our R&D team to respond to the exciting challenges and opportunities in the marketplace for today and tomorrow. We have the innovation, commitment to operational excellence, agility and flexibility to drive the invention and development of the best OLED technologies and phosphorescent materials for our customers and partners worldwide.”

Financial Highlights for the Fourth Quarter of 2016

Total revenue was $74.6 million, up 20% from the fourth quarter of 2015, driven by material sales of $29.2 million, up 5% and royalty and license fees of $43.6 million, up 27%, on a year-to-year basis. Contract research services revenue generated from the wholly-owned subsidiary Adesis, Inc. was $1.8 million. The Company recognized $37.5 million in SDC licensing revenue, up from $30 million in the same quarter of 2015.

The Company reported operating income of $34.8 million for the fourth quarter of 2016, up 31% compared to $26.6 million for the fourth quarter of 2015. Cost of sales was $9.1 million, up from $8.1 million, and operating expenses were $30.7 million, up from $27.6 million.

Net income for the fourth quarter of 2016 was $25.8 million, or $0.55 per diluted share, compared to $18.1 million, or $0.39 per diluted share, for the fourth quarter of 2015.

Financial Highlights for the Full Year 2016

Revenue for the full year 2016 was $198.9 million, up 4% from $191.0 million for the prior year. Material sales were $99.3 million, down 12% from $113.1 million for the prior year, primarily due to a decline in host sales of $11.1 million. Royalty and license fees were $96.1 million, up $18.3 million from $77.8 million for the prior year, reflecting the $15.0 million increase SDC license revenue. Contract research services revenue was $3.5 million, compared to $0.2 million for the prior year due to customer sales from the recently acquired Adesis subsidiary.

The Company reported operating income of $68.4 million for the full year 2016, compared to $32.3 million for the prior year. Operating income in the prior year reflected a $33.0 million write-down of inventory, primarily of an existing host material and associated work-in-process. Excluding this item, adjusted operating income for the full year 2015 was $65.3 million (see "reconciliation of non-GAAP Measures" below for further discussion of the non-GAAP measures included in this release).

For the full year 2016, the Company reported net income of $48.1 million, or $1.02 per diluted share. Net income in the full year 2016 included an increase in amortization expense of $5.5 million associated with the purchase of the BASF OLED IP assets and the acquisition of Adesis, or a reduction of $0.08 per diluted share. These results compare to net income of $14.7 million, or $0.31 per diluted share, for the prior year. Excluding the inventory write-down, and the associated $2.8 million reduction of income tax expense, adjusted net income for the prior year was $44.8 million, or $0.94 per diluted share.

Operating cash flow for the full year 2016 was $80.3 million, compared to $113.6 million for the prior year. Operating cash flow for the full year 2015 included an upfront $42.0 million license and royalty payment.

The Company’s balance sheet remained strong, with cash and cash equivalents and investments of $343.0 million as of December 31, 2016. During the year, the Company added $96.0 million in intangible assets in the form of acquired license rights and know-how with the BASF patent acquisition, and the Adesis acquisition added $16.8 million in intangible assets in the form of customer relationships, internally developed IP and trade names as well as $15.5 million of goodwill.

2017 Guidance

Although the OLED industry is still at an early state where many variables can have a material impact on its growth, and the Company thus caveats its financial guidance accordingly, the Company believes that its revenues will be in the range of $230 million to $250 million for fiscal 2017.

Dividend

The Company also announced a cash dividend today of $0.03 per share on the Company’s common stock. The dividend is payable on March 31, 2017, to all shareholders of record as of the close of business on March 15, 2017.

Conference Call Information

In conjunction with this release, Universal Display will host a conference call on Thursday, February 23, 2017 at 5:00 p.m. Eastern Time. The live webcast of the conference call can be accessed under the events page of the Company's Investor Relations website at ir.oled.com. Those wishing to participate in the live call should dial 1-888-525-6276 (toll-free) or 1-719-325-2425, and reference conference ID 1207105. Please dial in 5-10 minutes prior to the scheduled conference call time. An online archive of the webcast will be available within two hours of the conclusion of the call.

Upcoming Investor Events

On March 15, 2107, Universal Display Corporation will present at the Goldman Sachs Third Annual Innovation Symposium to be held in New York City. The event will not be webcasted.

About Universal Display Corporation

Universal Display Corporation (Nasdaq: OLED) is a leader in developing and delivering state-of-the-art, organic light emitting diode (OLED) technologies, materials and services to the display and lighting industries.  Founded in 1994, the Company currently owns or has exclusive, co-exclusive or sole license rights with respect to more than 4,200 issued and pending patents worldwide.  Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology that can enable the development of low power and eco-friendly displays and solid-state lighting.  The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance.  In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training.

Based in Ewing, New Jersey, with international offices in China, Hong Kong, Ireland, Japan, South Korea, and Taiwan, Universal Display works and partners with a network of world-class organizations, including Princeton University, the University of Southern California, the University of Michigan, and PPG Industries, Inc.  The Company has also established relationships with companies such as AU

Optronics Corporation, BOE Technology, DuPont Displays, Inc., Innolux Corporation, Kaneka Corporation, Konica Minolta Technology Center, Inc., LG Display Co., Ltd., Lumiotec, Inc., OLEDWorks LLC, OSRAM, Pioneer Corporation, Samsung Display Co., Ltd., Sumitomo Chemical Company, Ltd., Tianma Micro-electronics and Tohoku Pioneer Corporation. To learn more about Universal Display Corporation, please visit http://www.oled.com.

Universal Display Corporation and the Universal Display Corporation logo are trademarks or registered trademarks of Universal Display Corporation.  All other company, brand or product names may be trademarks or registered trademarks.

# # #

All statements in this document that are not historical, such as those relating to Universal Display Corporation’s technologies and potential applications of those technologies, the Company’s expected results and future declaration of dividends, as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s annual report on Form 10-K for the year ended December 31, 2016. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

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UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$139,365	$97,513
Short-term investments	188,644	297,981
Accounts receivable	24,994	24,729
Inventory	17,314	12,748
Deferred income taxes	8,661	12,326
Other current assets	6,392	2,387
Total current assets	385,370	447,684
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $32,167 and $27,897	27,203	22,407
ACQUIRED TECHNOLOGY, net of accumulated amortization of $70,714 and $54,837	152,127	72,015
OTHER INTANGIBLE ASSETS, net of accumulated amortization of $615 and none	16,225	—
GOODWILL	15,535	—
INVESTMENTS	14,960	2,187
DEFERRED INCOME TAXES	15,832	14,945
OTHER ASSETS	307	174
TOTAL ASSETS	$627,559	$559,412
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$8,112	$6,849
Accrued expenses	19,845	17,387
Deferred revenue	10,282	10,107
Other current liabilities	1,967	167
Total current liabilities	40,206	34,510
DEFERRED REVENUE	31,322	35,543
RETIREMENT PLAN BENEFIT LIABILITY	27,563	22,594
Total liabilities	99,091	92,647
SHAREHOLDERS’ EQUITY:
Preferred Stock, par value $0.01 per share, 5,000,000 shares authorized, 200,000 shares of Series A Nonconvertible Preferred Stock issued and outstanding (liquidation value of $7.50 per share or $1,500)	2	2
Common Stock, par value $0.01 per share, 100,000,000 shares authorized, 48,270,990 and 48,132,223 shares issued, and 46,913,127 and 46,774,360 shares outstanding at December 31, 2016 and December 31, 2015, respectively	483	482
Additional paid-in capital	604,364	589,885
Accumulated deficit	(25,557)	(73,627)
Accumulated other comprehensive loss	(10,666)	(9,819)
Treasury stock, at cost (1,357,863 shares at December 31, 2016 and December 31, 2015)	(40,158)	(40,158)
Total shareholders’ equity	528,468	466,765
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$627,559	$559,412

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,
	2016	2015
REVENUE:
Material sales	$ 29,201	$ 27,796
Royalty and license fees	43,563	34,441
Contract research services	1,813	75
Total revenue	74,577	62,312
COST OF SALES	9,094	8,085
GROSS MARGIN	65,483	54,227
OPERATING EXPENSES:
Research and development	11,182	12,643
Selling, general and administrative	10,148	8,902
Amortization of acquired technology and other intangible assets	5,453	2,750
Patent costs	1,774	1,505
Royalty and license fees	2,167	1,807
Total operating expenses	30,724	27,607
OPERATING INCOME	34,759	26,620
Interest income, net	569	222
Other (expense) income, net	54	—
Interest and other (expense) income, net	623	222
INCOME BEFORE INCOME TAXES	35,382	26,842
INCOME TAX EXPENSE	(9,563)	(8,754)
NET INCOME	$ 25,819	$ 18,088

Net income per common share:
Basic	$ 0.55	$ 0.39
Diluted	$ 0.55	$ 0.39
Weighted average shares used in computing net income per common share:
Basic	46,905,341	46,675,225
Diluted	47,038,323	46,864,535

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

	Year Ended December 31,
	2016	2015
REVENUE:
Material sales	$ 99,285	$ 113,066
Royalty and license fees	96,132	77,773
Contract research services	3,469	207
Total revenue	198,886	191,046
COST OF SALES	26,288	62,997
GROSS MARGIN	172,598	128,049
OPERATING EXPENSES:
Research and development	42,744	44,641
Selling, general and administrative	32,876	29,046
Amortization of acquired technology and other intangible assets	16,493	10,999
Patent costs	6,249	5,717
Royalty and license fees	5,823	5,370
Total operating expenses	104,185	95,773
OPERATING INCOME	68,413	32,276
Interest income, net	2,113	783
Other (expense) income, net	(1,928)	—
Interest and other (expense) income, net	185	783
INCOME BEFORE INCOME TAXES	68,598	33,059
INCOME TAX EXPENSE	(20,528)	(18,381)
NET INCOME	$ 48,070	$ 14,678

Net income per common share:
Basic	$ 1.02	$ 0.31
Diluted	$ 1.02	$ 0.31
Weighted average shares used in computing net income per common share:
Basic	46,408,460	46,816,394
Diluted	46,535,980	47,494,188

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$48,070	$14,678
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred revenue	(7,406)	(8,994)
Depreciation	4,270	3,086
Amortization of intangibles	16,492	10,999
Inventory write-down	—	33,000
Amortization of premium and discount on investments, net	(1,830)	(697)
Stock-based compensation to employees	11,374	9,173
Stock-based compensation to Board of Directors and Scientific Advisory Board	1,715	1,291
Deferred income tax benefit	3,094	7,137
Excess tax benefits from share-based payment arrangements	(4,232)	—
Retirement plan benefit expense	3,965	3,354
Decrease (increase) in assets, net of effect of acquisition:
Accounts receivable	1,205	(2,654)
Inventory	(4,460)	(8,639)
Other current assets	(3,870)	1,969
Other assets	(133)	251
Increase (decrease) in liabilities, net of effect of acquisition:
Accounts payable and accrued expenses	4,362	790
Other current liabilities	4,362	56
Deferred revenue	3,360	48,812
Net cash provided by operating activities	80,338	113,612
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(7,300)	(5,103)
Purchase of intangibles	(95,989)	—
Purchase of business, net of cash acquired	(33,380)	—
Purchases of investments	(450,277)	(691,876)
Proceeds from sale of investments	548,474	638,411
Net cash used in investing activities	(38,472)	(58,568)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	439	354
Repurchase of common stock	—	—
Proceeds from the exercise of common stock options	185	2,034
Payment of withholding taxes on stock-based compensation to employees	(4,870)	(5,337)
Excess tax benefits from share-based payment arrangements	4,232	—
Net cash used in financing activities	(14)	(2,949)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	41,852	52,095
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	97,513	45,418
CASH AND CASH EQUIVALENTS, END OF YEAR	$139,365	$97,513
The following non-cash activities occurred:
Unrealized loss on available-for-sale securities	$(207)	$(129)
Common stock issued to the Board of Directors and Scientific Advisory Board earned and accrued in a previous period	300	300
Common stock issued to employees earned and accrued in a previous period	1,105	967
Net change in accruals for purchases of property and equipment	(103)	467
Earnout liability recorded for Adesis acquisition	1,670	—
Excess tax benefits accrued in other current liabilities	(4,232)	—
Cash paid for income tax, net	12,870	10,364

Reconciliation of non-GAAP measures

The following table details our reconciliation of non-GAAP measures to the most directly comparable GAAP measures:

(in thousands, except per share data)	Three Months Ended December 31, 2016
	2016	2015
Cost of commercial material sales reconciliation
Cost of commercial material sales	$ 6,333	$ 8,085
Cost of commercial material sales adjustments:
Inventory write-down	—	—
Adjusted cost of commercial material sales	$ 6,333	$ 8,085
Cost of commercial material sales as a % of commercial material sales	28%	34%
Adjusted cost of commercial material sales as a % of commercial material sales	28%	34%

Operating income reconciliation
Operating income	$ 34,759	$ 26,620
Operating income adjustments:
Inventory write-down	—	—
Adjusted operating income	$ 34,759	$ 26,620
Operating income as a % of total revenue	47%	43%
Adjusted operating income as a % of total revenue	47%	43%

Net income reconciliation
Net income	$ 25,819	$ 18,088
Net income per share:
Basic	$ 0.55	$ 0.39
Diluted	$ 0.55	$ 0.39
Net income adjustments:
Inventory write-down	—	—
Income tax effect of inventory write-down	—	—
Deferred income tax expense	—	—
Release of income tax valuation write-down	—	—
Adjusted net income*	$ 25,819	$ 18,088
Net income as a % of total revenue	35%	29%
Adjusted net income as a % of total revenue	35%	29%
Adjusted net income per share:
Basic **	$ 0.55	$ 0.39
Diluted ***	$ 0.55	$ 0.39
Weighted average shares used in computing net income per share and adjusted net income per share:
Basic	46,905,341	46,675,225
Diluted	47,038,323	46,864,535

*	Adjusted net income per share, basic and diluted is derived from dividing adjusted net income by the number of weighted average shares used in computing basic and diluted net income per share.

Reconciliation of non-GAAP measures

The following table details our reconciliation of non-GAAP measures to the most directly comparable GAAP measures:

(in thousands, except per share data)	Year Ended December 31, 2016
	2016	2015
Cost of commercial material sales reconciliation
Cost of commercial material sales	$ 18,609	$ 62,997
Cost of commercial material sales adjustments:
Inventory write-down	—	33,000
Adjusted cost of commercial material sales	$ 18,609	$ 29,997
Cost of commercial material sales as a % of commercial material sales	22%	62%
Adjusted cost of commercial material sales as a % of commercial material sales	22%	30%

Operating income reconciliation
Operating income	$ 68,413	$ 32,276
Operating income adjustments:
Inventory write-down	—	33,000
Adjusted operating income	$ 68,413	$ 65,276
Operating income as a % of total revenue	34%	17%
Adjusted operating income as a % of total revenue	34%	34%

Net income reconciliation
Net income	$ 48,070	$ 14,678
Net income per share:
Basic	$ 1.02	$ 0.31
Diluted	$ 1.02	$ 0.31
Net income adjustments:
Inventory write-down	—	33,000
Income tax effect of inventory write-down	—	(2,836)
Deferred income tax expense	—	—
Release of income tax valuation write-down	—	—
Adjusted net income*	$ 48,070	$ 44,842
Net income as a % of total revenue	24%	8%
Adjusted net income as a % of total revenue	24%	23%
Adjusted net income per share:
Basic **	$ 1.02	$ 0.96
Diluted	$ 1.02	$ 0.94
Weighted average shares used in computing net income per share and adjusted net income per share:
Basic	46,408,460	46,816,394
Diluted	46,535,980	47,494,188

*	Adjusted net income assumes an effective tax rate of 32% for the year ended December 31, 2015, based on excluding the impact of the inventory write down.
**	Adjusted net income per common share, basic, is derived from dividing adjusted net income by the number of weighted average shares used in computing basic net income per common share.

Non-GAAP Measures

To supplement Universal Display Corporation’s selected financial data presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP measures. These non-GAAP measures include adjusted operating income, adjusted cost of material sales, adjusted net income, adjusted net income per common share, basic and adjusted net income per common share, diluted.

Each of these non-GAAP measures excludes the effect of the write-down of primarily existing host materials that were not included in its customer’s new products as well as excluding the effect of the release of income tax valuation allowances. Universal Display has provided these non-GAAP measures, which the Company believes more accurately reflect the operating performance of its ongoing business, to enhance investors’ overall understanding of its current financial performance and period-to-period comparisons. The presentation of non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.